Exhibit 99.1

Spring Valley Acquisition Corp. Shareholders Approve Business Combination with NuScale Power

Transaction expected to close on May 2, 2022, generating approximately $380 million in gross proceeds

NuScale Power Corporation will begin trading on the New York Stock Exchange under the ticker symbols “SMR” and “SMR WS”

DALLAS, TX – [April 28, 2022] – Spring Valley Acquisition Corp. (Nasdaq: SV, SVSVW) (“Spring Valley”), a publicly-traded special purpose acquisition company, announced today that in a special meeting (the “Special Meeting”) on April 28, 2022, its shareholders voted to approve the proposed business combination (“the Business Combination”) with NuScale Power, LLC (“NuScale” or the “Company”).

The transaction is expected to raise approximately $380 million from a combination of Spring Valley trust proceeds and private investment in public equity (“PIPE”) commitments.

The Business Combination is expected to close on May 2, 2022, subject to the satisfaction or waiver of all closing conditions. As part of the Business Combination, Spring Valley will change its name to NuScale Power Corporation (“NuScale Corp.”). Trading is expected to begin on the New York Stock Exchange on May 3, 2022, under the ticker symbols “SMR” for NuScale common stock and “SMR WS” for NuScale warrants. Until the transfer is complete, the Spring Valley common stock, warrants and units will continue to trade under the ticker symbols “SV”, "SVSVW" and "SVSVU", respectively, on NASDAQ.

A Form 8-K disclosing the full voting results has been filed with the Securities and Exchange Commission (the “SEC”).

About Spring Valley Acquisition Corp.

Spring Valley Acquisition Corp. (NASDAQ: SV, SVSVW) is a special purpose acquisition company formed for the purpose of entering into a merger or similar business combination with one or more businesses or entities focusing on sustainability, including clean energy and storage, smart grid/efficiency, environmental services and recycling, mobility, water and wastewater management, advanced materials and technology enabled services. Spring Valley’s sponsor is supported by Pearl Energy Investment Management, LLC, a Dallas, Texas based investment firm with $1.2 billion of committed capital under management, which focuses on partnering with best-in-class management teams to invest in the North American energy and sustainability sectors.

About NuScale Power

NuScale Power is poised to meet the diverse energy needs of customers across the world. It has developed a new modular light water reactor nuclear power plant to supply energy for electrical generation, district heating, desalination, hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 MWe of electricity and can be scaled to meet customer needs. The VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers the four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) and other configurations based on customer needs. The majority investor in NuScale is Fluor Corporation, a global engineering, procurement, and construction company with a 70-year history in commercial nuclear power.

NuScale is headquartered in Portland, OR and has offices in Corvallis, OR; Rockville, MD; Charlotte, NC; Richland, WA; and London, UK. Follow us on Twitter: @NuScale_Power, Facebook: NuScale Power, LLC, LinkedIn: NuScale-Power, and Instagram: nuscale_power. Visit NuScale Power's website.

No Offer or Solicitation

This release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with the Business Combination among Spring Valley and NuScale or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the Business Combination will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. While NuScale may elect to update these forward-looking statements at some point in the future NuScale specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing NuScale’s assessments of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information and Where to Find It

The Registration Statement that Spring Valley has filed with the SEC includes a proxy statement/prospectus and certain other related documents, which has been distributed to holders of Spring Valley’s Class A ordinary shares in connection with Spring Valley’s solicitation of proxies for the vote by the Spring Valley shareholders with respect to the Business Combination and other matters as described in the proxy statement/prospectus. Spring Valley mailed a definitive proxy statement/prospectus to the Spring Valley shareholders as of the close of business on March 25, 2022, which is the record date established in connection with Spring Valley’s solicitation of proxies for the vote on the Business Combination and other matters that were presented at the special meeting of Spring Valley shareholders. Spring Valley shareholders and other interested parties are urged to read the definitive proxy statement/prospectus, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Spring Valley, NuScale and the Business Combination. Shareholders may also obtain a copy of the proxy statement/prospectus, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by Spring Valley, without charge, at the SEC’s website located at www.sec.gov. A link to the Registration Statement, as well as other information related to the transaction, can be found on the “Investors” section of NuScale’s website at www.nuscalepower.com/about-us/investors.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Contacts regarding the Business Combination

Spring Valley Acquisition Corp.:
www.sv-ac.com
Robert Kaplan
Investors@sv-ac.com

Investor inquiries:
Gary Dvorchak, The Blueshirt Group for NuScale
ir@nuscalepower.com

Media inquiries:
Diane Hughes, NuScale
media@nuscalepower.com

Barney Gimbel / Max Gross, Finsbury Glover Hering for NuScale
barney.gimbel@fgh.com

max.gross@fgh.com

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